SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 2003

                                VIXEL CORPORATION
             (Exact name of registrant as specified in its charter)

                          Delaware 000-27221 84-1176506
            (State or Other Jurisdiction (Commission (I.R.S. Employer
              of Incorporation) File Number) Identification Number)

                         11911 North Creek Parkway South
                            Bothell, Washington 98011
                     (Address of principal executive office)

                                 (425) 806-5509
               (Registrant's telephone number including area code)

Item 9. Regulation FD Disclosure

         On January 30, 2003, Vixel Corporation, a Delaware corporation, issued a press release reporting financial results for its fourth quarter and fiscal year ended December 29, 2002. The text of the press release is set forth below.


                                                               January 30, 2003

     Vixel Corporation Announces Fourth Quarter and Fiscal Year 2002 Results


             21% sequential quarterly increase in revenue as company builds upon its embedded storage switch leadership position


Bothell, WA, January 30, 2003 - Vixel Corporation (Nasdaq: VIXL), the leading provider of embedded storage switching technologies, today announced financial results for its fourth quarter and fiscal year ended December 29, 2002.

Revenue for the fourth quarter of 2002 was $6.1 million, a 21% increase compared with $5.0 million in the third quarter. Revenue in the fourth quarter of 2001 was $4.7 million. Gross margin was 49.4% of total revenue in the fourth quarter of 2002, compared with 49.3% in the third quarter of 2002 and 40.1% in the fourth quarter of 2001.

Net loss for the fourth quarter of 2002 was $2.5 million, or $0.10 per share. This compares to a net loss of $2.6 million or $0.11 per share in the third quarter of 2002, and a net loss of $4.4 million or $0.19 per share for the fourth quarter of 2001.

For the 12 months ended December 29, 2002, total revenue, which consisted entirely of systems revenue, was $20.6 million, compared with systems revenue of $16.8 million in 2001. Total revenue in 2001 was $21.8 million, which included $5.0 million of component transceiver revenue. During 2001, the company successfully completed its transition out of the component transceiver business.

Net loss for the 12 months ended December 29, 2002 was $9.7 million or $0.40 per share, compared with a net loss of $21.9 million or $0.93 per share for the 12 months ended December 30, 2001. Adjusted net loss for fiscal 2002, excluding a $4.5 million gain on sale of the company's SAN InSite assets and $1.7 million of restructuring expenses, was $12.5 million, or $0.52 per share.

"We are actively engaged in product evaluation and test of our InSpeed(TM) products with almost all of the top-tier storage OEMs as we execute our strategy to solidify Vixel's position of leadership in the embedded storage switch market," said Jim McCluney, president and CEO of Vixel Corporation. "Having pioneered this new and critical technology, InSpeed, and with four OEM Alpha Design Agreements already in place, our existing products are gaining widespread acceptance even as we invest in new products and relationships, such as the recently announced agreement with Marvell for the development of our next generation products. Our newly released InSpeed SOC 320 has already begun shipping to five OEMs for product and design evaluation and test for their target applications."

Kurt Adams, CFO of Vixel Corporation, added, "Vixel has made tremendous progress over the last two years. Our systems revenue has grown sequentially for seven consecutive quarters; we expanded our gross margins from 35% of revenue in 2001 to 48% in 2002; we reduced our costs of ongoing operations by 26% year over year and we significantly improved our bottom line. We accomplished these improvements during a period in which we transitioned to a new line of products for a new market and divested of a legacy software line."

Adams went on to say, "This progress is a clear indication of Vixel's ability to effectively adapt to and capitalize on market opportunities to expand the application of its core technologies. These trends reflect our success in implementing strategic initiatives that drive revenue while effectively managing resources. Looking forward to 2003, we are more confident than ever that we have the infrastructure in place to continue to leverage our technological innovation, broaden our product platforms and serve the increasing market demand for our products."

Also today, the company announced the repurchase of approximately 1.4 million shares of outstanding common stock from the Company's chief executive officer and chief financial officer in exchange for approximately $3.4 million of notes owed to the Company.


RECENT HIGHLIGHTS

On January 28th, Vixel announced completion of a new technology development agreement with Marvell Semiconductor, to use Marvell's High Speed SERDES semiconductor technology to deploy next generation storage products that address the requirements of leading storage solution providers. Marvell is a global semiconductor provider with a diverse portfolio of advanced technology offerings that include extreme broadband solutions for the communications industry, such as low power multi Gigabits physical layer technologies, and storage infrastructure technologies, such as Serial ATA (SATA).

On January 27th, Vixel announced the general availability of the next generation InSpeed switch-on-a-chip. The new 20-port InSpeed SOC 320 includes advanced features and functionality that make it easier than ever before for OEMs to build ultra-reliable switched-back-end storage architectures. The new SOC 320 has already shipped to key customers for evaluation and testing, reflecting customer acceptance and anticipation developed the past quarter for this new product. At present the top five storage OEMs have InSpeed in-house for evaluation and testing.

Since Vixel's last earnings announcement on October 22, 2002, four Alpha agreements have been signed with key OEMs who are investing in the formal evaluation or implementation of InSpeed for their next generation of products. For Vixel, these Alpha agreements represent a key milestone in the design-in process.

Vixel also recently announced that it has signed a technology development agreement with Marvell Corporation, a leading semiconductor company. The agreement establishes both a technology development effort and foundry source for Vixel's future generation of embedded storage switching technology innovations.

In early January, Vixel announced that the company partnered with LangChao Electronics, China's leading national supplier of server products, to bring new SAN solutions to the Chinese market. Vixel's 12-port InSpeed-based Model 335 and 8-port 9050-FF switches will be integrated with LangChao's NF and SP series servers to create new 2 Gb/s Fibre Channel server clustering and tape back-up solutions.

On November 18, 2002, Vixel announced its innovative storage switch technology IP portfolio was bolstered when the company was awarded U.S. Patent No. 6,470,007, entitled "Interconnect System for Fiber Channel Arbitrated Loop Including Private Loop Devices." The new patent protects the exclusivity of several core elements of Vixel's switching technology and offers its current InSpeed customers a natural evolution to even more scalable and reliable switched storage architectures. The patent also describes innovations that will enable the merging of Internet Protocol (IP) and Fibre Channel based networks.

In late October, the company adopted a stock repurchase program to purchase up to 2.0 million shares of its common stock. The repurchase program, which underscores the confidence Vixel's management has in the Company's long-term outlook, is expected to continue through the end of 2003. Repurchases are to be made at the discretion of management as market conditions warrant. During the fourth quarter approximately 250,000 shares were repurchased.

In mid-October, Vixel announced that NEC Corporation would OEM Vixel's InSpeed-based 315 switch into clustering solutions in its low and mid-level IA Clustering platform offerings. Also in October, Eurologic Systems certified Vixel's InSpeed-based Model 335 storage switch for inclusion in its SANbloc Series of 2 Gb/s Storage Solution offerings.

Finally, in October, Hewlett Packard, the world's leading storage provider and the first SAN provider to implement InSpeed technology, announced that its new StorageWorks EVA offering had achieved the highest benchmark performance levels in an comparative independent test. The new EVA line from HP includes a switched back-end architecture created with InSpeed technology.

-------------------------------------------------------------------------------
Q4 02 RESULTS CONFERENCE CALL

Vixel Corporation will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on January 30, 2003 to discuss its fourth quarter and year-end fiscal 2002 results. The call will feature remarks by Jim McCluney, president and CEO, and Kurt Adams, Chief Financial Officer. The dial-in number is 888-417-2317 or 973-935-2100 for international callers. A live webcast of the call may be found in the Investor Relations section of the Company's website, www.vixel.com. A replay will also be available following the conclusion of the call.

-------------------------------------------------------------------------------


Except for historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include risks affecting performance and market acceptance of Vixel's products, Vixel's ability to meet its quality and performance standards, development of the storage area network, or SAN market, the competitiveness and performance of Vixel's products in the rapidly changing SAN market, the ability of Vixel to meet evolving product standards required by customers and others involved in the distribution channel for SAN products, the ability of Vixel to increase its customer base for its InSpeed technology-based products and the acceptance of embedded storage solutions generally. Further information on the factors and risks that could affect Vixel's business, financial condition and results of operations, are contained in Vixel's Annual Report on Form 10-K and most recent Form-10Q, which are available at www.sec.gov.



-------------------------------------------------------------------------------
About Vixel Corporation
Vixel Corporation is creating disruptive storage networking technologies that deliver easily managed, easily integrated, high performance interconnectivity at highly competitive prices. Vixel's award winning InSpeedTM technology is a unique switching architecture designed from the ground-up as an effortlessly managed storage interconnect solution. Optimized for the needs and price requirements of storage and server suppliers, InSpeed has been designed to overcome cost/performance barriers inhibiting broad storage networking adoption. Vixel is an industry leader in providing a new breed of embedded storage switch products that improve data access and availability to business applications - regardless of scale. Vixel also offers a new generation of high-performance storage switches designed for businesses of all sizes that need affordable and simple Storage Area Networks (SANs). As a leading provider of SAN solutions, Vixel's comprehensive portfolio of technology offerings also includes multivendor certified solutions and Fibre Channel switches and hubs that deliver reliable, interoperable solutions to its customers and partners. Vixel products and technologies are used by major system suppliers including Avid Technology, BlueArc, HP, Lucent, NEC, Network Appliance and Sun Microsystems and are available worldwide through its network of value-added resellers, alliances and OEMs. Vixel is an ISO 9001 certified company.

For more information, visit Vixel's web site at www.vixel.com. Vixel Corporation is headquartered at 11911 North Creek Parkway South, Bothell, Washington 98011 and can be contacted by phone at 425-806-5509 or e-mail at marketing@vixel.com.


All logos, trademarks and names contained herein are the property of their respective owners.


                          (financial tables to follow)

                                            Vixel Corporation
                                        Statement of Operations
                                 (in thousands, except per share data)
                                             (unaudited)

                                                            Three Months Ended                Twelve Months Ended
                                                   ----------------------------------    ---------------------------------
                                                   December 29,        December 30,      December 29,       December 30,
                                                       2002                2001              2002               2001
                                                   --------------     ---------------    --------------     --------------
Revenue:
     Systems                                             $ 6,062             $ 4,651          $ 20,606           $ 16,769
     Components                                                -                   -                 -              5,034
                                                   --------------     ---------------    --------------     --------------
        Total revenue                                      6,062               4,651            20,606             21,803
Cost of revenue (1)                                        3,068               2,794            10,715             14,069
                                                   --------------     ---------------    --------------     --------------

Gross profit                                               2,994               1,857             9,891              7,734
                                                   --------------     ---------------    --------------     --------------

Operating expenses:
     Research and development (2)                          3,067               3,288            11,307             14,657
     Selling, general and administrative (3)               2,412               2,723            10,699             14,423
     Amortization of goodwill (2001 only)
     and other intangibles                                   109                 191               436                820
     Amortization of stock-based compensation                 81                 278               591              1,353
                                                   --------------     ---------------    --------------     --------------
                                                           5,669               6,480            23,033             31,253
     Restructuring costs                                       -                   -             1,742                  -
     Loss (gain) on sale of assets                            (1)                  5            (4,445)                 5
                                                   --------------     ---------------    --------------     --------------
        Total operating expenses                           5,668               6,485            20,330             31,258
                                                   --------------     ---------------    --------------     --------------

Loss from operations                                      (2,674)             (4,628)          (10,439)           (23,524)
     Other income, net                                       187                 232               751              1,596
                                                   --------------     ---------------    --------------     --------------
Net loss                                                $ (2,487)           $ (4,396)         $ (9,688)         $ (21,928)
                                                   ==============     ===============    ==============     ==============

Basic and diluted net loss per share                     $ (0.10)            $ (0.19)          $ (0.40)           $ (0.93)
                                                   ==============     ===============    ==============     ==============

Weighted-average shares outstanding                       24,571              23,614            24,106             23,504
                                                   ==============     ===============    ==============     ==============

(1) Includes amortization of stock-based compensation of $2 and $5 for the three months ended December 29, 2002 and December 30, 2001, respectively, and $10 and $28 for the twelve months ended December 29, 2002 and December 30, 2001, respectively.

(2) Excludes amortization of stock-based compensation of $2 and $7 for the three months ended December 29, 2002 and December 30, 2001, respectively, and $13 and $32 for the twelve months ended December 29, 2002 and December 30, 2001, respectively.

(3) Excludes amortization of stock-based compensation of $79 and $271 for the three months ended December 29, 2002 and December 30, 2001, respectively, and $578 and $1,321 for the twelve months ended December 29, 2002 and December 30, 2001, respectively.

                                     Vixel Corporation
                                        Balance Sheet
                                       (in thousands)
                                         (unaudited)

                                                                December 29,         December 30,
                                                                    2002                 2001
                                                               ---------------      ---------------
Assets
     Current assets:
        Cash and investments                                         $ 16,401             $ 25,978
        Accounts receivable, net                                        2,782                2,995
        Inventory                                                       1,503                2,951
        Note receivable                                                 2,500                    -
        Prepaid expenses and other current assets                       1,488                1,271
                                                               ---------------      ---------------
              Total current assets                                     24,674               33,195

        Property and equipment, net                                     2,243                4,299
        Goodwill, intangibles and other assets, net                       568                1,271
                                                               ---------------      ---------------
              Total assets                                           $ 27,485             $ 38,765
                                                               ===============      ===============

Liabilities and stockholders' equity Current liabilities:
        Capital leases, current portion                                 $ 178              $ 1,340
        Accounts payable                                                2,900                4,046
        Accrued liabilities                                             3,507                4,022
        Deferred revenue                                                  735                1,147
        Accrued restructuring costs, current portion                      307                    -
                                                               ---------------      ---------------
              Total current liabilities                                 7,627               10,555

     Capital leases, net of current portion                                44                  184
     Accrued restructuring costs, net of current portion                  306                    -
                                                               ---------------      ---------------

              Total liabilities                                         7,977               10,739
                                                               ---------------      ---------------

     Stockholders' equity:
        Capital stock                                                 153,270              152,100
        Accumulated deficit                                          (133,762)            (124,074)
                                                               ---------------      ---------------
              Total stockholders' equity                               19,508               28,026
                                                               ---------------      ---------------

              Total liabilities and stockholders' equity             $ 27,485             $ 38,765
                                                               ===============      ===============



                                      # # #





                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated:  January 30, 2003         VIXEL CORPORATION


                                   By:      /s/ Kurtis L. Adams
                                            --------------------------
                                            Kurtis L. Adams
                                            Chief Financial Officer,
                                            Vice President of Finance,
                                            Treasurer and Secretary